Exhibit 77Q1A

EX-99.B-77Q1(a)

SUB-ITEM 77Q1(a): Material amendments to the registrant’s charter or by-laws.

IVY FUNDS

Supplement dated March 2, 2017 to the

Ivy Funds Prospectus

dated July 29, 2016

as supplemented September 30, 2016, October 13, 2016, December 29, 2016, January 12, 2017, January 25, 2017 and February 22, 2017

Effective April 3, 2017, the Prospectus is amended to reflect the following name changes:

•	The name of Ivy Bond Fund is changed to Ivy Advantus Bond Fund

•	The name of Ivy Global Natural Resources Fund is changed to Ivy Natural Resources Fund

•	The name of Ivy Real Estate Securities Fund is changed to Ivy Advantus Real Estate Securities Fund

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IVY FUNDS

Supplement dated January 25, 2017 to the

Ivy Funds Prospectus

dated July 29, 2016

as supplemented September 30, 2016, October 13, 2016, December 29, 2016 and January 12, 2017

Effective March 3, 2017, the Prospectus is amended to reflect that the name Ivy Small Cap Value Fund is changed to Ivy Small Cap Core Fund.

Effective immediately, the following replaces the “Portfolio Manager” section for Ivy Emerging Markets Equity Fund on page 95:

Portfolio Managers

Jonas Krumplys, Senior Vice President of IICO, has managed the Fund since March 2014, and Adi Kapoor, Vice President of IICO, has managed the Fund since January 2017.

Effective immediately, the following replaces the “Portfolio Manager” section for Ivy International Core Equity Fund on page 122:

Portfolio Managers

John C. Maxwell, Senior Vice President of IICO, has managed the Fund since February 2006, and Catherine Murray, Vice President of IICO, has managed the Fund since January 2017.

Effective immediately, the following replaces the first sentence of the first paragraph of the “The Management of the Funds — Portfolio Management — Ivy Emerging Markets Equity Fund” section on page 231:

Jonas Krumplys and Adi Kapoor are primarily responsible for the day-to-day portfolio management of Ivy Emerging Markets Equity Fund.

Effective immediately, the following is inserted as a new paragraph immediately following the first paragraph of the “The Management of the Funds — Portfolio Management — Ivy Emerging Markets Equity Fund” section on page 231:

Mr. Kapoor has held his Fund responsibilities for Ivy Emerging Markets Equity Fund since January 2017. He is Vice President of IICO and Vice President of the Trust. Mr. Kapoor joined Waddell & Reed in 2008 as an equity investment analyst. He has served as Assistant Vice President and assistant portfolio manager for other investment companies managed by IICO since 2013. He earned a Bachelor of Technology in Production and Industrial Engineering from the Indian Institute of Technology (IIT-Delhi), and holds an MBA from The Johnson School at Cornell University. Mr. Kapoor is a Chartered Financial Analyst.

Effective immediately, the following replaces the first and second sentence of the first paragraph of the “The Management of the Funds — Portfolio Management — Ivy International Core Equity Fund” section on page 232:

John C. Maxwell and Catherine Murray are primarily responsible for the day-to-day portfolio management of Ivy International Core Equity Fund. Mr. Maxwell has held his Fund responsibilities for Ivy International Core Equity Fund since February 2006.

Effective immediately, the following is inserted as a new paragraph immediately following the first paragraph of the “The Management of the Funds — Portfolio Management — Ivy International Core Equity Fund” section on page 232:

Ms. Murray has held her Fund responsibilities for Ivy International Core Equity Fund since January 2017. She is Vice President of IICO and Vice President of the Trust. Ms. Murray joined Waddell & Reed in 2011 and has served as assistant portfolio manager for other investment companies managed by IICO since 2014. She earned a BA in French and Business Administration (Accounting) from the College of St. Catherine in St. Paul, Minnesota, and holds an MBA with a major in Finance from the Wharton School, University of Pennsylvania.

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IVY FUNDS

Supplement dated January 12, 2017 to the

Ivy Funds Prospectus

dated July 29, 2016

as supplemented September 30, 2016, October 13, 2016 and December 29, 2016

Effective immediately, the following table and related footnotes replace the “Annual Fund Operating Expenses” Table (and existing footnotes corresponding to that Table) in the “Fees and Expenses” section for Ivy Bond Fund on page 52:

Annual Fund Operating Expenses

(expenses that you pay each year as a % of the value of your investment)	Class A	Class B	Class C	Class E	Class I	Class R	Class R6	Class Y

Management Fees	0.52%	0.52%	0.52%	0.52%	0.52%	0.52%	0.52%	0.52%

Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%	0.25%	0.00%	0.50%	0.00%	0.25%

Other Expenses	0.25%	0.44%	0.26%	0.55%	0.22%	0.32%	0.07%	0.21%

Total Annual Fund Operating Expenses	1.02%	1.96%	1.78%	1.32%	0.74%	1.34%	0.59%	0.98%

Fee Waiver and/or Expense Reimbursement[3,4,5]	0.04%	0.04%	0.04%	0.27%	0.20%	0.04%	0.05%	0.04%

Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement[6]	0.98%	1.92%	1.74%	1.05%	0.54%	1.30%	0.54%	0.94%

[3]

Through July 31, 2017, Ivy Investment Management Company (IICO), the Fund’s investment manager, Ivy Distributors, Inc. (IDI), the Fund’s distributor, and/or Waddell & Reed Services Company, doing business as WI Services Company (WISC), the Fund’s transfer agent, have contractually agreed to reimburse sufficient management fees, 12b-1 fees and/or shareholder servicing fees to cap the total annual ordinary fund operating expenses for the Fund’s Class E shares at 1.05%. Prior to that date, the expense limitation may not be terminated by IICO, IDI, WISC or the Board of Trustees.

[4]

Through July 31, 2018, IICO, IDI and/or WISC have contractually agreed to reimburse sufficient management fees, 12b-1 fees and/or shareholder servicing fees to cap the total annual ordinary fund operating expenses (which would exclude interest, taxes, brokerage commissions, acquired fund fees and expenses and extraordinary expenses, if any) as follows: Class I shares and Class R6 shares at 0.54%. Prior to that date, the expense limitation may not be terminated without the consent of the Board of Trustees.

[5]

Through July 31, 2017, IDI and/or WISC have contractually agreed to reimburse sufficient 12b-1 and/or shareholder servicing fees to ensure that the total annual ordinary fund operating expenses of the Class Y shares do not exceed the total annual ordinary fund operating expenses of the Class A shares, as calculated at the end of each month. Prior to that date, the expense limitation may not be terminated by IDI, WISC or the Board of Trustees.

[6]

The Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement ratio shown above does not correlate to the expense ratio shown in the Financial Highlights table because it has been restated to reflect a change in a contractual class waiver. Due to a new contractual class waiver, certain common expenses applicable to all share classes also may be waived to cap total annual ordinary fund operating expenses, which may serve to reduce the expense ratio of certain share classes.

Effective immediately, the following replaces the “Example” section for Ivy Bond Fund on pages 52-53:

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the particular class of shares of the Fund for the time periods indicated and then redeem all your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the Fund’s operating expenses remain the same and that expenses were capped for the periods indicated above. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years

Class A Shares	$669	$877	$1,102	$1,748

Class B Shares	595	911	1,154	2,038

Class C Shares	177	556	961	2,091

Class E Shares	696	1,004	1,333	2,252

Class I Shares	55	216	392	900

Class R Shares	132	421	730	1,609

Class R6 Shares	55	184	324	733

Class Y Shares	96	308	538	1,198

You would pay the following expenses if you did not redeem your shares:

	1 Year	3 Years	5 Years	10 Years

Class A Shares	$669	$877	$1,102	$1,748

Class B Shares	195	611	1,054	2,038

Class C Shares	177	556	961	2,091

Class E Shares	696	1,004	1,333	2,252

Class I Shares	55	216	392	900

Class R Shares	132	421	730	1,609

Class R6 Shares	55	184	324	733

Class Y Shares	96	308	538	1,198

Effective immediately, the following table and related footnotes replace the “Annual Fund Operating Expenses” Table (and existing footnotes corresponding to that Table) in the “Fees and Expenses” section for Ivy Emerging Markets Equity Fund on page 91:

Annual Fund Operating Expenses

(expenses that you pay each year as a % of the value of your investment)	Class A	Class B	Class C	Class I	Class R	Class R6	Class Y

Management Fees	0.98%	0.98%	0.98%	0.98%	0.98%	0.98%	0.98%

Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%	0.00%	0.50%	0.00%	0.25%

Other Expenses	0.44%	0.74%	0.37%	0.24%	0.37%	0.11%	0.24%

Total Annual Fund Operating Expenses	1.67%	2.72%	2.35%	1.22%	1.85%	1.09%	1.47%

Fee Waiver and/or Expense Reimbursement[3,4,5]	0.09%	0.22%	0.08%	0.23%	0.08%	0.10%	0.08%

Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement[6]	1.58%	2.50%	2.27%	0.99%	1.77%	0.99%	1.39%
[3]

Through July 31, 2017, Ivy Investment Management Company (IICO), the Fund’s investment manager, Ivy Distributors, Inc. (IDI), the Fund’s distributor, and/or Waddell & Reed Services Company, doing business as WI Services Company (WISC), the Fund’s transfer agent, have contractually agreed to reimburse sufficient management fees, 12b-1 fees and/or shareholder servicing fees to cap the total annual ordinary fund operating expenses for Class A shares at 1.58% and Class B shares at 2.50%. Prior to that date, the expense limitation may not be terminated by IICO, IDI, WISC or the Board of Trustees.

[4]

Through July 31, 2018, IICO, IDI and/or WISC have contractually agreed to reimburse sufficient management fees, 12b-1 fees and/or shareholder servicing fees to cap the total annual ordinary fund operating expenses (which would exclude interest, taxes, brokerage commissions, acquired fund fees and expenses and extraordinary expenses, if any) as follows: Class I shares and Class R6 shares at 0.99%. Prior to that date, the expense limitation may not be terminated without the consent of the Board of Trustees.

[5]

Through July 31, 2017, IDI and/or WISC have contractually agreed to reimburse sufficient 12b-1 and/or shareholder servicing fees to ensure that the total annual ordinary fund operating expenses of the Class Y shares do not exceed the total annual ordinary fund operating expenses of the Class A shares, as calculated at the end of each month. Prior to that date, the expense limitation may not be terminated by IDI, WISC or the Board of Trustees.

[6]

The Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement ratio shown above does not correlate to the expense ratio shown in the Financial Highlights table (except for Class B) because it has been restated to reflect a change in a contractual class waiver. Due to a new contractual class waiver, certain common expenses applicable to all share classes also may be waived to cap total annual ordinary fund operating expenses, which may serve to reduce the expense ratio of certain share classes.

Effective immediately, the following replaces the “Example” section for Ivy Emerging Markets Equity Fund on pages 91-92:

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the particular class of shares of the Fund for the time periods indicated and then redeem all your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the Fund’s operating expenses remain the same and that expenses were capped for the periods indicated above. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years

Class A Shares	$726	$1,063	$1,422	$2,430

Class B Shares	653	1,124	1,520	2,782

Class C Shares	230	726	1,248	2,680

Class I Shares	101	364	648	1,457

Class R Shares	180	574	993	2,163

Class R6 Shares	101	337	591	1,320

Class Y Shares	142	457	795	1,751

You would pay the following expenses if you did not redeem your shares:

	1 Year	3 Years	5 Years	10 Years

Class A Shares	$726	$1,063	$1,422	$2,430

Class B Shares	253	824	1,420	2,782

Class C Shares	230	726	1,248	2,680

Class I Shares	101	364	648	1,457

Class R Shares	180	574	993	2,163

Class R6 Shares	101	337	591	1,320

Class Y Shares	142	457	795	1,751

Effective immediately, the following table and related footnotes replace the “Annual Fund Operating Expenses” Table (and existing footnotes corresponding to that Table) in the “Fees and Expenses” section for Ivy LaSalle Global Real Estate Fund on page 151:

Annual Fund Operating Expenses

(expenses that you pay each year as a % of the value of your investment)	Class A	Class B	Class C	Class I	Class R	Class Y

Management Fees	0.95%	0.95%	0.95%	0.95%	0.95%	0.95%

Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%	0.00%	0.50%	0.25%

Other Expenses	0.92%	0.61%	0.79%	0.64%	0.75%	0.66%

Total Annual Fund Operating Expenses	2.12%	2.56%	2.74%	1.59%	2.20%	1.86%

Fee Waiver and/or Expense Reimbursement[3,4,5]	0.61%	0.39%	0.39%	0.54%	0.39%	0.39%

Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement[6]	1.51%	2.17%	2.35%	1.05%	1.81%	1.47%
[3]

Through July 31, 2017, Ivy Investment Management Company (IICO), the Fund’s investment manager, Ivy Distributors, Inc. (IDI), the Fund’s distributor, and/or Waddell & Reed Services Company, doing business as WI Services Company (WISC), the Fund’s transfer agent, have contractually agreed to reimburse sufficient management fees, 12b-1 fees and/or shareholder servicing fees to cap the total annual ordinary fund operating expenses for the Fund’s Class A shares at 1.51%. Prior to that date, the expense limitation may not be terminated by IICO, IDI, WISC or the Board of Trustees.

[4]

Through July 31, 2018, IICO, IDI and/or WISC have contractually agreed to reimburse sufficient management fees, 12b-1 fees and/or shareholder servicing fees to cap the total annual ordinary fund operating expenses (which would exclude interest, taxes, brokerage commissions, acquired fund fees and expenses and extraordinary expenses, if any) as follows: Class I shares at 1.05%. Prior to that date, the expense limitation may not be terminated without the consent of the Board of Trustees.

[5]

Through July 31, 2017, IDI and/or WISC have contractually agreed to reimburse sufficient 12b-1 and/or shareholder servicing fees to ensure that the total annual ordinary fund operating expenses of the Class Y shares do not exceed the total annual ordinary fund operating expenses of the Class A shares, as calculated at the end of each month. Prior to that date, the expense limitation may not be terminated by IDI, WISC or the Board of Trustees.

[6]

The Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement ratio shown above does not correlate to the expense ratio shown in the Financial Highlights table (except for Class A) because it has been restated to reflect a change in a contractual class waiver. Due to a new contractual class waiver, certain common expenses applicable to all share classes also may be waived to cap total annual ordinary fund operating expenses, which may serve to reduce the expense ratio of certain share classes.

Effective immediately, the following replaces the “Example” section for Ivy LaSalle Global Real Estate Fund on pages 151-152:

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the particular class of shares of the Fund for the time periods indicated and then redeem all your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the Fund’s operating expenses remain the same and that expenses were capped for the periods indicated above. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years

Class A Shares	$720	$1,145	$1,596	$2,840

Class B Shares	620	1,059	1,426	2,759

Class C Shares	238	813	1,415	3,042

Class I Shares	107	449	815	1,844

Class R Shares	184	651	1,144	2,504

Class Y Shares	150	547	970	2,148

You would pay the following expenses if you did not redeem your shares:

	1 Year	3 Years	5 Years	10 Years

Class A Shares	$720	$1,145	$1,596	$2,840

Class B Shares	220	759	1,326	2,759

Class C Shares	238	813	1,415	3,042

Class I Shares	107	449	815	1,844

Class R Shares	184	651	1,144	2,504

Class Y Shares	150	547	970	2,148

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IVY FUNDS

Supplement dated October 13, 2016 to the

Ivy Funds Prospectus

dated July 29, 2016

as supplemented September 30, 2016

The following information supplements and supersedes any contrary information in the prospectus:

Name Change

Effective October 14, 2016, the name of Ivy Money Market Fund is changed to Ivy Government Money Market Fund.

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IVY FUNDS

Supplement dated October 13, 2016 to the

Ivy Funds Statement of Additional Information

dated July 29, 2016

as supplemented September 30, 2016

The following information supplements and supersedes any contrary information in the statement of additional information:

Name Change

Effective October 14, 2016, the name of Ivy Money Market Fund is changed to Ivy Government Money Market Fund.